Udemy Reports Fourth Quarter 2021 and Fiscal Year 2021 Results
Udemy Business Revenue Up 81% Year over Year, With ARR of $239 Million

San Francisco, CA / February 9, 2022 / (GLOBE NEWSWIRE) / - Udemy (Nasdaq: UDMY), a leading destination for learning and teaching online, today reported results for the fourth quarter ended December 31, 2021.

“As we look to 2022, we see the increasing focus by organizations on digital transformation initiatives, which come with a need to upskill and reskill teams, coupled with a focus on employee engagement and retention, driving Udemy Business’s strong ARR, which was $239 million exiting the fourth quarter. In Q4 our consumer business stabilized, global traffic remained strong, and the marketplace continues to deliver an unparalleled 5,000+ new courses a month,” said Gregg Coccari, Udemy’s chief executive officer. “We are proud that Udemy Business has a compounded annual revenue growth rate over 100% since its inception in 2015. We look forward to sharing our progress as we help transform learning and the way we work with our vibrant consumer marketplace and exceptional Udemy Business platform.”

Fourth Quarter 2021 Financial Results and Key Operating Data:
•Revenue totaled $138.0 million, up 25% year over year.
•GAAP net income (loss) was ($38.9 million) compared to ($27.0 million) in the fourth quarter of fiscal 2020. GAAP net income (loss) per share was ($0.36), compared to ($0.77) in the fourth quarter of fiscal 2020.
•Non-GAAP net income (loss) was ($26.8 million) compared to ($18.9 million) in the fourth quarter of fiscal 2020. Non-GAAP net income (loss) per share was ($0.25) compared to ($0.53) in the fourth quarter of fiscal 2020.
•GAAP gross profit was $73.8 million, compared to $54.4 million in the fourth quarter of fiscal 2020.
•Non-GAAP gross profit was $75.3 million, compared to $54.6 million in the fourth quarter of fiscal 2020.
•Adjusted EBITDA was ($22.6 million), compared to ($14.7 million) in the fourth quarter of fiscal 2020.
•Consumer revenue totaled $80.2 million, up 3% year over year.
•Udemy Business revenue totaled $57.8 million, up 81% year over year.
•Consumer segment monthly average buyers was 1,388 thousand, up 1% year over year.
•Udemy Business segment annual recurring revenue was $239.3 million, up 74% year over year.
•Udemy Business total customers was 10,515 as of December 31, 2021, up 44% year over year.
•Consumer segment gross profit was $39.4 million compared to $36.0 million in the fourth quarter of fiscal 2020.
•Udemy Business segment gross profit was $38.6 million compared to $20.7 million in the fourth quarter of fiscal 2020.

Fiscal Year 2021 Financial Results and Key Operating Data:
•Revenue totaled $518.2 million, up 21% year over year.
•GAAP net income (loss) was ($77.5 million) compared to ($77.6 million) in the fiscal year 2020. GAAP net income (loss) per share was ($1.41), compared to ($2.33) in the fiscal year 2020.
•Non-GAAP net income (loss) was ($41.3 million) compared to ($46.0 million) in the fiscal year 2020. Non-GAAP net income (loss) per share was ($0.75) compared to ($1.38) in the fiscal year 2020.
•GAAP gross profit was $282.1 million, compared to $220.6 million in the fiscal year 2020.
•Non-GAAP gross profit was $284.8 million, compared to $221.1 million in the fiscal year 2020.
•Adjusted EBITDA was ($25.4 million), compared to ($30.7 million) in the fiscal year 2020.
•Consumer revenue totaled $331.2 million, up 1% year over year.
•Udemy Business revenue totaled $187.0 million, up 81% year over year.
•Consumer segment monthly average buyers was 1,345 thousand, down 7% year over year.
•Consumer segment gross profit was $171.9 million compared to $160.7 million in the fiscal year 2020.
•Udemy Business segment gross profit was $123.0 million compared to $67.9 million in the fiscal year 2020.

Fourth Quarter Highlights:
•First Udemy Business deal with a total contract value over $5 million.
•Added new Udemy Business customers across key verticals, including Headspace Health, L.L. Bean, Softserve, Inc., Schrödinger, and Workrise.

•Udemy Business customer expansions included Coinbase, CVS Health, Instacart, Randstad N.V., and Sapient Corporation.
•Added Polish and Korean course collections to Udemy Business, bringing the total number of Udemy Business international course collections to 13.
•Udemy Business received an impressive Net Promoter Score of 61 from learners using the platform.
•Rolled out support for 8 new local currencies, bringing the total number of currencies supported to 28.
•Launched benchmarked assessments that show learners key metrics such as their score, percentile rank, and knowledge classification.
•Released 10 new software development labs for Udemy Business Pro.
•Continued to work with EY on their Badges program (EY Badges), as well as supporting their Masters program (the EY Tech MBA by Hult, and two EY Masters degrees by Hult), acting as a key content provider. The EY Masters, which are built on EY Badges, are offered in association with Hult International Business School and are available to all EY employees free of charge.
•Sustainalytics awarded Udemy its ESG Industry Top Rated badge for 2022.
•Announced partnership with Sentinels of Freedom to help wounded veterans identify and achieve the skills they need to build successful careers.
•Received awards recognizing product innovation, company culture, and organizational leadership. Leading global review site G2 ranked Udemy Business as a leader in 26 reports across several categories, including Online Learning Platform, based on high levels of customer satisfaction and likeliness to recommend; the Udemy Dublin office was officially certified as a Great Place to Work in Ireland; and Inc. Magazine named Udemy one of the best-led companies in America.

2022 Financial Outlook
Udemy provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements.

While Udemy won’t provide annual guidance by segment going forward, the nature of the current consumer market provides less visibility into full year consumer revenue. For this reason, the Company is sharing revenue guidance by segment.

The table below reflects Udemy’s financial outlook for its first quarter ending March 31, 2022 and fiscal year ending December 31, 2022:

	Q1’22	FY22
Revenue	$144.0 - $148.0 million	$610.0 - $640.0 million
Consumer Segment Revenue	(6%) - 0% year-over-year growth	$310.0 - $330.0 million
Udemy Business Segment Revenue	70%+ year-over-year growth	$300.0 - $310.0 million
Adjusted EBITDA Margin	(11%) - (9%)	(12%) - (10%)
Weighted Average Share Count	139 million	142 million
Webcast Information
Udemy will host a webcast at 2:00 pm Pacific Time on Wednesday, February 9, to discuss its fourth quarter 2021 financial results, as well as its 2022 outlook. The live webcast will be accessible on Udemy’s website at investors.udemy.com. A webcast replay will be available approximately two hours after the conclusion of the live event.
Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Udemy’s key non-GAAP performance measures include Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income. We calculate Adjusted EBITDA as net loss (income)

determined in accordance with GAAP, excluding by i) interest expense (income), net; ii) provision for (benefit from) income taxes; iii) depreciation and amortization; iv) other expense (income), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency and v) non-cash stock-based compensation expense. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort. As Adjusted EBITDA and Adjusted EBITDA Margin facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. We define non-GAAP income as net loss attributable to common stockholders, adjusted to exclude non-cash stock-based compensation expense and the amortization of acquired intangible assets. We believe the presentation of operating results that excludes these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods. Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the first quarter of 2022, the full year 2022, and future periods, anticipated future expenses and investments, our business strategy and plans, market growth, our market position and potential market opportunities, and the impact of acquisitions and business alliances. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on December 8, 2021. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Third Party Data
This press release contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legaldisclaimers.

About Udemy
Udemy's (Nasdaq: UDMY) mission is to create new possibilities for people and organizations everywhere by connecting them to the knowledge and skills they need to succeed in a changing world. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, provides the tools learners, instructors, and enterprises need to achieve their goals and reach their full potential. Millions of people learn on Udemy from real-world experts in topics ranging from programming and data science to leadership and team building. For companies, Udemy Business offers an employee training and development platform with subscription access to thousands of courses, learning analytics, and the ability to host and distribute their own content. Udemy Business customers include Fender Instruments, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Ankara, Turkey; Austin, Texas; Boston, Massachusetts; Mountain View, California; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; New Delhi, India; and Sao Paulo, Brazil.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share amounts)
Revenue	$137,951	$110,095	$518,157	$429,899
Cost of revenue (1)(2)	64,122	55,657	236,024	209,253
Gross profit	73,829	54,438	282,133	220,646
Operating expenses (1)(2)
Sales and marketing	70,624	50,379	227,023	192,600
Research and development	19,208	14,403	66,107	50,643
General and administrative	22,442	15,752	64,410	50,783
Total operating expenses	112,274	80,534	357,540	294,026
Loss from operations	(38,445)	(26,096)	(75,407)	(73,380)
Other income (expense)
Interest income (expense), net	436	(68)	(16)	(1,146)
Other income (expense), net	(206)	17	(920)	55
Total other income (expense), net	230	(51)	(936)	(1,091)
Net loss before taxes	(38,215)	(26,147)	(76,343)	(74,471)
Income tax provision	(669)	(888)	(1,183)	(3,149)
Net loss attributable to common stockholders	$(38,884)	$(27,035)	$(77,526)	$(77,620)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.36)	$(0.77)	$(1.41)	$(2.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	108,168,420	35,284,409	54,972,827	33,384,438
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$736	$165	$1,623	$418
Sales and marketing	2,852	1,587	8,637	7,518
Research and development	2,370	1,315	6,816	5,232
General and administrative	5,018	5,099	17,604	18,450
Total stock-based compensation expense	$10,976	$8,166	$34,680	$31,618
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$729	$—	$1,022	$—
Sales and marketing	384	—	481	—
Total amortization of intangible assets	$1,113	$—	$1,503	$—

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)
(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$533,868	$175,031
Accounts receivable, net of allowance for doubtful accounts of $678 and $643 as of December 31, 2021 and December 31, 2020, respectively.	73,180	46,257
Prepaid expenses and other current assets	15,927	6,036
Deferred contract costs, current	18,898	9,640
Total current assets	641,873	236,964
Property and equipment, net	9,887	9,106
Capitalized software, net	20,054	14,013
Restricted cash, non-current	2,900	2,900
Deferred contract costs, non-current	25,647	16,197
Strategic investments	10,000	—
Intangible assets, net	13,597	—
Goodwill	12,646	—
Other assets	3,247	2,916
Total assets	$739,851	$282,096
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$34,627	$23,710
Accrued expenses and other current liabilities	41,640	46,778
Content costs payable	35,961	31,483
Accrued compensation and benefits	22,341	20,403
Deferred revenue	208,274	141,439
Total current liabilities	342,843	263,813
Deferred revenue, non-current	2,280	937
Other liabilities, non-current	2,528	3,927
Total liabilities	347,651	268,677

Redeemable convertible preferred stock:
Redeemable convertible preferred stock	—	274,104
Stockholders' equity (deficit):
Common stock	1	—
Additional paid-in capital	848,229	117,818
Cumulative translation adjustment	(1)	—
Accumulated deficit	(456,029)	(378,503)
Total stockholders’ equity (deficit)	392,200	(260,685)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$739,851	$282,096

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Fiscal Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(77,526)	$(77,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,297	11,055
Amortization of deferred sales commissions	17,801	7,486
Stock-based compensation	34,680	31,618
Provision for doubtful accounts	326	182
Change in fair value of warrant liability	—	52
Changes in operating assets and liabilities:
Accounts receivable	(27,000)	(19,632)
Prepaid expenses and other assets	(9,903)	(3,344)
Deferred contract costs	(36,508)	(18,943)
Accounts payable, accrued expenses and other liabilities	4,772	17,488
Content costs payable	4,389	6,615
Deferred revenue	66,568	54,667
Net cash provided by (used in) operating activities	(7,104)	9,624
Cash flows from investing activities:
Purchases of property and equipment	(5,335)	(5,180)
Capitalized software costs	(12,868)	(9,357)
Payments related to business combinations, net of cash acquired	(24,490)	—
Purchases of strategic investments	(10,000)	—
Net cash used in investing activities	(52,693)	(14,537)
Cash flows from financing activities:
Net proceeds from exercise of stock options	10,878	10,383
Net proceeds from issuance of redeemable convertible preferred stock	2	120,710
Payment of redeemable convertible preferred stock issuance costs	(2,250)	—
Payment of deferred offering costs	(5,183)	—
Cash proceeds from initial public offering	415,187	—
Net cash provided by financing activities	418,634	131,093

Net increase in cash, cash equivalents and restricted cash	358,837	126,180
Cash, cash equivalents and restricted cash—Beginning of period	177,931	51,751
Cash, cash equivalents and restricted cash—End of period	$536,768	$177,931

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2021
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$137,951	$—	$—	$137,951
Cost of revenue	64,122	(736)	(729)	62,657
Gross profit	73,829	736	729	75,294
Operating expenses
Sales and marketing	70,624	(2,852)	(384)	67,388
Research and development	19,208	(2,370)	—	16,838
General and administrative	22,442	(5,018)	—	17,424
Total operating expenses	112,274	(10,240)	(384)	101,650
Loss from operations	(38,445)	10,976	1,113	(26,356)
Other income (expense)
Interest income, net	436	—	—	436
Other expense, net	(206)	—	—	(206)
Total other income, net	230	—	—	230
Net loss before taxes	(38,215)	10,976	1,113	(26,126)
Income tax provision	(669)	—	—	(669)
Net loss attributable to common stockholders	$(38,884)	$10,976	$1,113	$(26,795)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.36)			$(0.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders	108,168,420			108,168,420

	Fiscal Year Ended December 31, 2021
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$518,157	$—	$—	$518,157
Cost of revenue	236,024	(1,623)	(1,022)	233,379
Gross profit	282,133	1,623	1,022	284,778
Operating expenses
Sales and marketing	227,023	(8,637)	(481)	217,905
Research and development	66,107	(6,816)	—	59,291
General and administrative	64,410	(17,604)	—	46,806
Total operating expenses	357,540	(33,057)	(481)	324,002
Loss from operations	(75,407)	34,680	1,503	(39,224)
Other expense
Interest expense, net	(16)	—	—	(16)
Other expense, net	(920)	—	—	(920)
Total other expense, net	(936)	—	—	(936)
Net loss before taxes	(76,343)	34,680	1,503	(40,160)
Income tax provision	(1,183)	—	—	(1,183)
Net loss attributable to common stockholders	$(77,526)	$34,680	$1,503	$(41,343)
Net loss per share attributable to common stockholders
Basic and diluted	$(1.41)			$(0.75)
Weighted-average shares used in computing net loss per share attributable to common stockholders	54,972,827			54,972,827

	Three Months Ended December 31, 2020
	GAAP	Stock-based Compensation	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$110,095	$—	$110,095
Cost of revenue	55,657	(165)	55,492
Gross profit	54,438	165	54,603
Operating expenses
Sales and marketing	50,379	(1,587)	48,792
Research and development	14,403	(1,315)	13,088
General and administrative	15,752	(5,099)	10,653
Total operating expenses	80,534	(8,001)	72,533
Loss from operations	(26,096)	8,166	(17,930)
Other income (expense)
Interest expense, net	(68)	—	(68)
Other income, net	17	—	17
Total other expense, net	(51)	—	(51)
Net loss before taxes	(26,147)	8,166	(17,981)
Income tax provision	(888)	—	(888)
Net loss attributable to common stockholders	$(27,035)	$8,166	$(18,869)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.77)		$(0.53)
Weighted-average shares used in computing net loss per share attributable to common stockholders	35,284,409		35,284,409

	Fiscal Year Ended December 31, 2020
	GAAP	Stock-based Compensation	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$429,899	$—	$429,899
Cost of revenue	209,253	(418)	208,835
Gross profit	220,646	418	221,064
Operating expenses
Sales and marketing	192,600	(7,518)	185,082
Research and development	50,643	(5,232)	45,411
General and administrative	50,783	(18,450)	32,333
Total operating expenses	294,026	(31,200)	262,826
Loss from operations	(73,380)	31,618	(41,762)
Other income (expense)
Interest expense, net	(1,146)	—	(1,146)
Other income, net	55	—	55
Total other expense, net	(1,091)	—	(1,091)
Net loss before taxes	(74,471)	31,618	(42,853)
Income tax provision	(3,149)	—	(3,149)
Net loss attributable to common stockholders	$(77,620)	$31,618	$(46,002)
Net loss per share attributable to common stockholders
Basic and diluted	$(2.33)		$(1.38)
Weighted-average shares used in computing net loss per share attributable to common stockholders	33,384,438		33,384,438

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(38,884)	$(27,035)	$(77,526)	$(77,620)
Adjusted to exclude the following:
Interest (income) expense, net	(436)	68	16	1,146
Provision for income taxes	669	888	1,183	3,149
Depreciation and amortization	4,897	3,243	15,297	11,055
Stock-based compensation expense	10,976	8,166	34,680	31,618
Other expense (income), net	206	(17)	920	(55)
Adjusted EBITDA	$(22,572)	$(14,687)	$(25,430)	$(30,707)
Contacts

Media:
Abby Welch
Director, Global Communications
abby.welch@udemy.com

Investors:
Willa McManmon
Managing Director, The Blueshirt Group
willa@blueshirtgroup.com